PRICING SUPPLEMENT NO. 97-24 Dated January 13, 1998    Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No.333-30543




                             BENEFICIAL CORPORATION

                           Medium-Term Notes, Series I
                               (Book Entry Notes)


The Price to Public of these Medium-Term Notes, Series I, is 100% (as a percentage of Principal Amount). The Principal Amount, CUSIP Number, Settlement Date (Original Issue Date), Maturity Date and Interest Rate Per Annum are as follows:


                                                             Interest
Principal                     Settlement     Maturity        Rate
Amount         CUSIP #        Date           Date            Per Annum


$12,000,000    08172M HQ2     01/16/1998     01/17/2003      6.00%

$ 7,000,000    08172M HR0     01/16/1998     01/16/2004      6.10%

$ 1,000,000    08172M HS8     01/16/1998     01/18/2005      6.23%